Exhibit 99.1

Unaudited Pro Forma Financial Information

On July 8, 2022 (the “Closing Date”), Kala Pharmaceuticals, Inc. (“Kala”, the “Company” “we” or “us”) completed the previously announced transaction (the “Transaction”), pursuant to which, Alcon Pharmaceuticals Ltd. and Alcon Vision, LLC (together “Alcon”) agreed to (1) purchase (a) the Company’s rights to (i) manufacture, sell, distribute, market and commercialize EYSUVIS® (loteprednol etabonate ophthalmic suspension) 0.25% and INVELTYS® (loteprednol etabonate ophthalmic suspension) 1% and (ii) develop, manufacture, market and otherwise exploit its proprietary AMPPLIFY® Drug Delivery Technology, which, among other applications, is incorporated into EYSUVIS and INVELTYS and (b) certain assets used by the Company in connection with the foregoing (collectively, the “Commercial Business”), and (2) assume certain liabilities with respect to the Commercial Business.

Pursuant to the Asset Purchase Agreement dated May 21, 2022 (the “Asset Purchase Agreement”), by and between the Company and Alcon, Alcon acquired the Commercial Business for (i) an upfront cash payment of $60.0 million and (ii) up to four commercial-based sales milestone payments as follows: (1) $25.0 million upon the achievement of $50.0 million or more in aggregate worldwide net sales from the Commercial Business in a calendar year from 2023 to 2028, (2) $65.0 million upon the achievement of $100.0 million or more in aggregate worldwide net sales from the Commercial Business in a calendar year from 2023 to 2028, (3) $75.0 million upon the achievement of $175.0 million or more in aggregate worldwide net sales from the Commercial Business in a calendar year from 2023 to 2029 and (4) $160.0 million upon the achievement of $250.0 million or more in aggregate worldwide net sales from the Commercial Business in a calendar year from 2023 to 2029. Each milestone payment will only become payable once, if at all, upon the first time such milestone is achieved, and only one milestone payment will be paid with respect to a calendar year. In the event that more than one milestone is achieved in a calendar year, the higher milestone payment will become payable, and the lower milestone payment will become payable only if the corresponding milestone is achieved again in a subsequent calendar year.

In connection with the Asset Purchase Agreement, the Company and Alcon also entered into supply and commercial agreements at the closing of the Transaction under which the Company agreed to supply EYSUVIS and INVELTYS to Alcon and their affiliates and distribute EYSUVIS and INVELTYS to third party customers of the Commercial Business on behalf of Alcon and their affiliates for a period of six months following the closing of the Transaction, subject to early termination. In addition, the Company has entered into a transition services agreement under which the Company has agreed to provide agreed upon transition services to Alcon on a cost-plus pricing arrangement for up to six months following the closing of the Transaction.

Under the supply agreement (the “Supply Agreement”), Alcon agreed to purchase a minimum of $5.0 million of specified EYSUVIS and INVELTYS inventory from the Company on the Closing Date. Such payment for the inventory purchase was in addition to the upfront cash payment of $60.0 million that was paid to the Company by Alcon on the Closing Date pursuant to the Asset Purchase Agreement. For any remaining inventory (“Remaining Inventory”) owned by the Company, Alcon has the right (but not the obligation) to purchase the Remaining Inventory upon termination or expiration of the Supply Agreement at an agreed upon price. If Alcon does not choose to purchase the Remaining Inventory, the Company will have no further obligation to Alcon with respect to the Remaining Inventory, and the Company shall, at its cost, promptly destroy such Remaining Inventory.

The following unaudited pro forma condensed consolidated financial statements are derived from, and should be read in conjunction with, the Company’s historical financial statements and the notes thereto, as presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 29, 2022, and the Company’s Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 16, 2022.

The Transaction does not meet the criteria requiring discontinued operations presentation in accordance with U.S. Generally Accepted Accounting Principles as the Commercial Business does not meet the definition of a component. The Transaction is considered a disposition of a significant business under Item 2.01 of Form 8-K. As a result, the unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2022 assumes the Transaction had occurred on March 31, 2022. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and the three months ended March 31, 2022 give effect to the Transaction as if it had occurred as of January 1, 2021.

The unaudited pro forma condensed consolidated financial statements reflect the following transaction accounting adjustments for the sale of the Commercial Business:

●	the sale of the assets and certain liabilities of the Commercial Business pursuant to the Asset Purchase Agreement;
●	receipt of the cash proceeds that were payable on the Closing Date in connection with the Transaction;
●	the estimated gain on the Transaction; and
●	the Company’s use of proceeds from the sale of the Commercial Business to repay a portion of its outstanding debt with Oxford Finance LLC.

The effects of recording certain adjustments associated with contingent consideration related to EYSUVIS and INVELTYS have been excluded as the Company has made a policy election to account for these amounts when the contingency has been resolved in accordance with Accounting Standards Codification 450, Contingencies.

The unaudited pro forma condensed consolidated financial statement information is presented for informational purposes only and is based upon estimates by the Company’s management, which are based upon available information and certain assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the Transaction been consummated as of the periods indicated, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2022 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and the three months ended March 31, 2022 should be read in conjunction with the notes thereto.

Kala Pharmaceuticals, Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2022

(unaudited)

(In thousands, except share and per share amounts)

		Transaction
		Accounting		Other Pro Forma		Pro
	Kala Historical	Adjustments	Notes	Adjustments	Notes	Forma
Assets
Current assets:
Cash and cash equivalents	$65,170	$65,027	(a)	$(40,257)	(e)	$89,940
Short-term investments	4,992	—		—		4,992
Accounts receivable, net	13,020	—		—		13,020
Inventory	10,531	(7,735)	(b)	—		7,952
		7,801	(f)
		(2,645)	(g)
Prepaid expenses and other current assets	4,542	(1,896)	(b)	—		2,646
Total current assets	98,255	60,552		(40,257)		118,550
Non-current assets:
Property and equipment, net	2,704	(1,771)	(b)	—		933
Long-term inventory	7,801	(7,801)	(f)	—		—
Right-of-use assets	1,385	—		—		1,385
Restricted cash and other long-term assets	1,429	—		—		1,429
Total assets	$111,574	$50,980		$(40,257)		$122,297
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,218	$—		$(257)	(e)	$5,961
Accrued expenses and other current liabilities	21,239	3,237	(d)	—		24,476
Current portion of lease liabilities	625	—		—		625
Current portion of contingent consideration	3,668	—		—		3,668
Current portion of deferred purchase consideration	1,008	—		—		1,008
Total current liabilities	32,758	3,237		(257)		35,738
Long-term liabilities:
Long-term lease liabilities	737	—		—		737
Long-term debt	79,361	—		(37,040)	(e)	42,321
Long-term contingent consideration	4,002	—		—		4,002
Total long-term liabilities	84,100	—		(37,040)		47,060
Total liabilities	116,858	3,237		(37,297)		82,798
Commitments and Contingencies
Stockholders' equity:
Common stock, $0.001 par value; 120,000,000 shares authorized as of March 31, 2022; 72,594,005 shares issued and outstanding as of March 31, 2022	73	—		—		73
Additional paid-in capital	569,974	—		—		569,974
Accumulated other comprehensive income	(2)	—		—		(2)
Accumulated deficit	(575,329)	47,743	(c),(i)	(2,960)	(e)	(530,546)
Total stockholders' (deficit) equity	(5,284)	47,743		(2,960)		39,499
Total liabilities and stockholders' equity	$111,574	$50,980		$(40,257)		$122,297

Kala Pharmaceuticals, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2022

(unaudited)

(In thousands, except share and per share amounts)

		Transaction
		Accounting		Other Pro Forma		Pro
	Kala Historical	Adjustments	Notes	Adjustments	Notes	Forma
Product revenues, net	$1,372	$(1,372)	(h)	$—		$—
Costs and expenses:
Cost of product revenues	775	(775)	(h)	—		—
Selling, general and administrative	26,982	(18,875)	(h)	—		8,107
Research and development	4,466	(468)	(h)	—		3,998
Loss on fair value remeasurement of deferred purchase consideration	1,051	—		—		1,051
Gain on fair value remeasurement of contingent consideration	(988)	—		—		(988)
Total costs and expenses	32,286	(20,118)		—		12,168
Loss from operations	(30,914)	18,746		—		(12,168)
Other income (expense):
Interest and other income	8	—		—		8
Interest and other expense	(2,035)	—		932	(e)	(1,103)
Total interest and other expense	(2,027)	—		932		(1,095)
Net loss	$(32,941)	$18,746	(i)	$932	(i)	$(13,263)
Net loss per share—basic and diluted	$(0.45)	$—		$—		$(0.18)
Weighted average shares outstanding—basic and diluted	73,640,830	—		—		73,640,830

Kala Pharmaceuticals, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2021

(unaudited)

(In thousands, except share and per share amounts)

		Transaction
		Accounting		Other Pro Forma
	Kala Historical	Adjustments	Notes	Adjustments	Notes	Pro Forma
Product revenues, net	$11,240	$(11,240)	(h)	$—		$—
Costs and expenses:
Cost of product revenues	4,097	2,645	(g)	—		2,645
		(4,097)	(h)
Selling, general and administrative	105,061	(68,876)	(h)	—		36,185
Research and development	11,515	(463)	(h)	—		11,052
Acquired in-process research and development	26,617	—		—		26,617
Gain on fair value remeasurement of deferred purchase consideration	(5,805)	—		—		(5,805)
Gain on divestitures and transaction costs	—	(50,387)	(c)	—		(50,387)
Total costs and expenses	141,485	(121,178)		—		20,307
Loss from operations	(130,245)	109,938		—		(20,307)
Other income (expense):
Interest and other income	104	—		—		104
Interest and other expense	(8,380)	—		2,500	(e)	(5,880)
Loss on extinguishment of debt	(5,395)	—		(2,960)	(e)	(8,355)
Gain on lease modification	1,311	—		—		1,311
Total interest and other expense	(12,360)	—		(460)		(12,820)
Net loss	$(142,605)	$109,938	(i)	$(460)	(i)	$(33,127)
Net loss per share—basic and diluted	$(2.19)	$—		$—		$(0.51)
Weighted average shares outstanding—basic and diluted	65,202,832	—		—		65,202,832

Kala Pharmaceuticals, Inc.

Notes to the Pro Forma Condensed Consolidated Financial Statements

(unaudited)

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

(a)	Reflects the net cash proceeds from the Transaction of $60.0 million upfront payment from the sale of the Commercial Business, plus $5.0 million from the sale of inventory at the Closing pursuant to the Supply Agreement.
(b)	Reflects the sale of the assets and certain liabilities of the Commercial Business pursuant to the Asset Purchase Agreement and the sale of inventory at the Closing pursuant to the Supply Agreement.
(c)	Reflects the estimated gain on the disposal of the Commercial Business, which is calculated as follows: $65.0 million representing the cash proceeds from the Asset Purchase Agreement and Supply Agreement that were paid to the Company on the Closing Date less (i) the net assets of the disposed Commercial Business of $11.4 million; and (ii) estimated direct transaction costs of $3.2 million.
(d)	Reflects the accrual of estimated direct transaction costs of $3.2 million.
(e)	Reflects the repayment of $36.7 million of debt principal, which was required based on the terms of the Company’s loan agreement with Oxford Finance LLC, as well as the payment of accrued interest of $0.3 million on the repayment amount and prepayment and final payment fees of $3.3 million, for an aggregate reacquisition price of $40.3 million. The loss on partial extinguishment of debt of $3.0 million reflects the excess of the reacquisition price of $40.3 million over the net carrying value of the repaid portion of the debt of $37.3 million, comprised of (i) $36.7 million of principal, plus (ii) $1.2 million of accreted final payment fees, minus (iii) $0.8 million of unamortized issuance costs plus (iv) $0.3 million of accrued interest (held in accounts payable). The estimated reduction to interest expense of $2.5 million and $0.9 million for the year ended December 31, 2021 and the three months ended March 31, 2022, respectively, which includes amortization of deferred debt issuance costs and debt discount and accretion of the final payment fees, is reflected as if such debt was repaid on January 1, 2021.
(f)	In connection with the Transaction, all long-term inventory has been reclassified as short-term as per the Supply Agreement all inventory will be either sold to Alcon or disposed of within six months following the Closing.
(g)	Reflects the write down of $2.6 million of the Remaining Inventory to net realizable value as the Company has agreed to sell this inventory to Alcon at a specified discounted price. The Remaining Inventory impairment assessment is preliminary and upon finalization of the assessment, may be materially different than disclosed in these unaudited pro forma condensed consolidated financial statements.
(h)	Reflects the elimination of product revenues, cost of product revenues and operating expenses related to the Commercial Business.
(i)	Given the Company’s historic net operating loss carryforwards, associated valuation allowance and the positive and negative evidence upon the realization of its deferred tax assets, management recorded an annual effective income tax rate of 0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations resulted in no additional income tax expense or benefit.